UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 26, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of US Foods Holding Corp. (the “Company”) filed with the Securities and Exchange Commission on January 12, 2017 (the “Original Form 8-K”), which reported the appointment of Dirk J. Locascio as Chief Financial Officer, effective February 6, 2017. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Items 5.02(c)(2) and 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

In connection with his appointment as Chief Financial Officer, Mr. Locascio and the Company entered into a letter agreement on January 26, 2017, the material terms of which are described below.

Mr. Locascio’s annual base salary as Chief Financial Officer will be $500,000. He will participate in the benefit plans currently available to executive officers, including the Company’s long-term incentive compensation program with an annual incentive target bonus percentage of 75% and a target 2017 equity award of $750,000.

Like other executive officers, Mr. Locascio and the Company have executed an executive severance agreement that provides that in the event of his termination without Cause or his resignation for Good Reason (as defined in the agreement), Mr. Locascio will receive (i) a severance payment equal to 18 months of his annual base salary, (ii) a pro-rata portion of the amount of the annual cash bonus that he would have earned under the Company’s annual incentive program for the fiscal year in which his employment is terminated, (iii) subject to a customary release of claims, a bonus payment equal to (A) his average target bonus percentage for the previous two fiscal years multiplied by (B) his then-current target bonus percentage, multiplied by (C) his then-current annual base salary, multiplied by (D) one and one-half (1 1⁄2), (iii) and a payment in lieu of 18 months of medical benefits. Mr. Locascio previously entered into a management stockholder’s agreement and a sale participation agreement for similarly situated executives of the Company, which agreements govern the terms of his acquisition and holding of USF Holding common stock and stock options. The agreement is subject to customary confidentiality and non-competition provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017	US FOODS HOLDING CORP.

	By:	/s/ Luis A. Avila
Luis A. Avila
Interim General Counsel and Chief Compliance Officer